UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2014

ACCELERON PHARMA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA (Address of principal executive offices)	02139 (Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Annual Meeting and Record Date Set

The Board of Directors of Acceleron Pharma Inc. (the “Company”) has approved June 20, 2014 as the date for the Company’s 2014 annual meeting of shareholders (the “Annual Meeting”). The Board of Directors also approved the record date for stockholders entitled to notice of and to vote at the Annual Meeting, which is fixed as the close of business on April 21, 2014. Because the Company did not hold an annual meeting of shareholders in 2013, in accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in the Company’s proxy materials relating to the Annual Meeting. In order for a proposal under Rule 14a-8 to be timely, it must be received by the Company’s Secretary at the principal executive offices of the Company by April 26, 2014, which the Company has determined to be a reasonable time before the Company’s proxy statement is due to be printed and mailed. Such proposals must also comply with the Company’s Amended and Restated By-laws (the “By-laws”) and the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in proxy materials, and any such proposal may be omitted if not in compliance with applicable requirements.

The address of the Company’s principal executive offices is 128 Sidney Street, Cambridge, Massachusetts 02139.

Shareholders wishing to nominate a director or propose matters to be considered at the Annual Meeting in the manner contemplated by the By-laws must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting. Because the Company did not hold an annual meeting of shareholders in 2013, in accordance with Section 1.2(c) of the By-laws, to be timely, such notice must be received by the Secretary by April 26, 2014. Such proposals must also comply with all other requirements set forth in the By-laws and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

By:	/s/ John L. Knopf, Ph.D.
John L. Knopf, Ph.D.
Chief Executive Officer, President and Director

Date:  April 16, 2014